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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 7, 2001

                           DISCOUNT AUTO PARTS, INC.
            (Exact name of registrant as specified in its charter)

         Florida                         001-11276              59-1447420
(State or other Jurisdiction      (Commission File Number)     (IRS Employer
   of Incorporation)                                         Identification No.)

     4900 Frontage Road South
           Lakeland, FL                                             33815
(Address of principal executive offices)                          (Zip Code)


     Registrant's telephone number, including area code:  (863) 687-9226


Item 5.   OTHER EVENTS.

     On August 7, 2001, Discount Auto Parts, Inc. ("Discount"), Advance Auto Parts, Inc. ("Advance"), Advance Holding Corporation ("Holding"), Advance Stores Company, Incorporated ("ASCI"), and AAP Acquisition Corporation ("Merger Sub") entered into an Agreement and Plan of Merger ("Merger Agreement"), pursuant to which Advance will acquire all of the outstanding common stock of Discount in a merger transaction. After the merger and the completion of certain related transactions that are to be effectuated simultaneously, Advance will own all of the outstanding common stock of ASCI (the corporation that currently operates over 1,700 Advance Auto Parts stores), which will in turn own all of the outstanding common stock of Discount.

     Under the terms of the Merger Agreement, Discount shareholders will receive $7.50 in cash plus 0.2577 shares of Advance for each Discount share. Advance is new holding company formed as a Delaware corporation for the purpose of allowing the shareholders of Holding and the shareholders of Discount to own stock of a corporation that is subject to the flexible and comprehensive corporate laws of the State of Delaware and to facilitate the acquisition of Discount. Following the transaction, Advance Auto Parts, Inc. is expected to trade on either the New York Stock Exchange or Nasdaq National Market System.

     For Federal income tax purposes, the exchange of shares of Advance and cash for Discount shares in the merger transaction, after giving effect to certain contemporaneous transactions, is intended
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to be treated as part of an exchange subject to Section 351 of the Internal
Revenue Code of 1986, as amended, such that the stock portion of the consideration to be received by holders of Discount's common stock will be received on a tax deferred basis.

     The merger is subject to approval by the shareholders of Discount, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions, and is expected to close in fourth calendar quarter of this year.

     In connection with entering into the Merger Agreement, Discount amended its Stockholder Rights Agreement dated as of November 21, 2000 between Discount and ChaseMellon Shareholder Services, L.L.C. (now known as Mellon Investor Services
LLC), as rights agent, in order to make the provisions of Discount's Stockholder Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement.

     Fontaine Industries Limited Partnership, a partnership controlled by Peter Fontaine, Chairman of the Board and Chief Executive Officer of Discount, is Discount's largest shareholder and has entered into a voting agreement (the "Voting Agreement") requiring Fontaine Industries to vote its shares in favor of the transaction and granting an irrevocable proxy to ASCI to vote such shares. In addition, Fontaine Industries has entered into a stock option agreement (the "Stock Option Agreement") granting an option to ASCI to purchase the shares held by Fontaine Industries under certain circumstances. Fontaine Industries owns approximately 25% of the outstanding common stock of Discount.

    The foregoing descriptions of the Merger Agreement, Amendment No. 1 to Stockholder Rights Agreement, Voting Agreement and Stock Option Agreement are qualified in their entirety by reference to the full text of those agreements, copies of which are filed with the Securities and Exchange Commission (the "SEC") along with this filing and incorporated herein by reference. The joint press release issued by Discount and Holding in connection with the execution of the Merger Agreement is also filed with the SEC and incorporated herein by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

   Exhibit
   Number      Exhibit
   ------      -------

     2.1 Agreement and Plan of Merger dated as of August 7, 2001 among Discount Auto Parts, Inc, Advance Holding Corporation, Advance Stores Company, Incorporated, Advance Auto Parts, Inc., and AAP Acquisition Corporation.

     4.1 Amendment No. 1, dated as of August 7, 2001, to the Stockholder Rights Agreement dated as of November 21, 2000, between Discount and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.).

     99.1 Irrevocable Proxy and Voting Agreement dated as of August 7, 2001 by and among Fontaine Industries Limited Partnership, the Peter
               J. Fontaine Revocable
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               Trust, Peter J. Fontaine, Advance Holding Corporation, and
               Advance Stores Company, Incorporated.

     99.2 Stock Option Agreement dated as of August 7, 2001 by and among Fontaine Industries Limited Partnership, the Peter J. Fontaine Revocable Trust, Peter J. Fontaine, Advance Holding Corporation, and Advance Stores Company, Incorporated.

     99.3      Press Release dated August 7, 2001.



Item 9.   REGULATION FD DISCLOSURE.

     Reference is made to the press release issued on August 7, 2001, attached hereto as Exhibit 99.3.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DISCOUNT AUTO PARTS, INC.
                                  (Registrant)


                                  By:/s/ C. Michael Moore
                                  ----------------------------------------------
                                  C. Michael Moore
                                  Executive Vice President and Chief Financial
                                  Officer, and Secretary


Date: August 8, 2001